UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 21, 2014 (June 18, 2013)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9112 Spectrum Center Boulevard, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment to current report on Form 8-K/A (this “Amendment”) amends the current report on Form 8-K, dated June 19, 2013, filed by Overland Storage, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s Annual Meeting of Shareholders held on June 18, 2013 (the “Annual Meeting”). The sole purpose of this Amendment is to confirm the Company’s decision regarding how frequently it will conduct future shareholder advisory votes to approve the compensation of the Company’s named executive officers (“Say-on-Pay Vote”). No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future Say-on-Pay Votes held at the Annual Meeting, the Company’s shareholders approved conducting a Say-on-Pay Vote every year by a majority of the votes cast. Based on the results of the vote, and consistent with the recommendation of the Board of Directors of the Company (the “Board”), the Board has determined to conduct a Say-on-Pay Vote every year until the next required advisory vote on the frequency of future Say-on-Pay Votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: March 21, 2014		/s/ Kurt. L. Kalbfleisch
	By:	Kurt. L. Kalbfleisch
Senior Vice President, Finance and Chief Financial Officer